Exhibit 99.2

KOLLTAN PHARMACEUTICALS, INC.

UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands, except share and per share data)

	September 30, 2016	December 31, 2015
ASSETS
Current Assets:
Cash and Cash Equivalents	$3,989	$12,439
Marketable Securities	—	5,249
Prepaid Expenses and Other Current Assets	637	544
Total Current Assets	4,626	18,232
Property and Equipment, Net	2,175	2,674
Other Assets	166	—
Total Assets	$6,967	$20,906

LIABILITIES, CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts Payable	$7,229	$783
Accrued Expenses and Other Current Liabilities	4,807	5,560
Total Current Liabilities	12,036	6,343
Long-Term Liabilities	121	147
Total Liabilities	12,157	6,490

Commitments and Contingencies	—	—

Convertible Preferred Stock (Series, A, B, C and D), $0.001 par value; 160,000,000 shares authorized at December 31, 2015 and September 30, 2016; 124,090,909 shares issued and outstanding at December 31, 2015 and September 30, 2016; aggregate liquidation preference of $148,724 and $151,021 at December 31, 2015 and September 30, 2016, respectively	138,800	138,800

Stockholders’ Deficit:
Common Stock, $0.001 Par Value; 202,500,000 shares authorized at December 31, 2015 and September 30, 2016; 23,184,631 and 23,268,339 shares issued and outstanding at December 31, 2015 and September 30, 2016, respectively	23	23
Additional Paid-In Capital	10,045	8,613
Accumulated Other Comprehensive Loss	—	(1)
Accumulated Deficit	(154,058)	(133,019)
Total Stockholders’ Deficit	(143,990)	(124,384)
Total Liabilities, Convertible Preferred Stock, and Stockholders’ Deficit	$6,967	$20,906

See accompanying notes to unaudited condensed consolidated financial statements

KOLLTAN PHARMACEUTICALS, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except per share data)

	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015
Revenue	$—	$—

Research and Development Expenses	14,850	14,559
General and Administrative Expenses	6,241	6,929
Total Operating Expenses	21,091	21,488

Operating Loss	(21,091)	(21,488)
Interest Income	16	57
Other, Net	36	25
Net Loss	$(21,039)	$(21,406)

Accrued Dividends on Convertible Preferred Stock	(2,297)	(2,334)
Net Loss Attributable to Common Stockholders	$(23,336)	$(23,740)

Net Loss Per Share Attributable to Common Stockholders, Basic and Diluted	$(1.00)	$(1.03)

Weighted Average Common Shares Outstanding, Basic and Diluted	23,256	23,097

OTHER COMPREHENSIVE INCOME (LOSS):
Unrealized Gain (Loss) on Marketable Securities, Net of Tax of $0	$—	$—
Total Other Comprehensive Income (Loss)	—	—
Comprehensive Loss	$(21,039)	$(21,406)

See accompanying notes to unaudited condensed consolidated financial statements

KOLLTAN PHARMACEUTICALS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015
Cash Flows from Operating Activities:
Net Loss	$(21,039)	$(21,406)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Stock-Based Compensation	1,403	1,561
Depreciation and Amortization	525	543
Amortization of Premium on Marketable Securities	—	251
Changes in Operating Assets and Liabilities:
Prepaid Expenses and Other Current Assets	(93)	335
Other Assets	(166)	—
Accounts Payable	6,446	(1,588)
Accrued Expenses	(1,028)	(732)
Accrued Compensation	275	(646)
Long-Term Liabilities	(26)	(5)
Net Cash Used in Operating Activities	(13,703)	(21,687)

Cash Flows from Investing Activities:
Proceeds from Maturities / Sales of Marketable Securities	6,250	34,234
Purchases of Marketable Securities	(1,000)	(14,554)
Purchases of Property and Equipment	(26)	(231)
Net Cash Provided by Investing Activities	5,224	19,449

Cash Flows from Financing Activities:
Proceeds from Exercise of Stock Options	29	24
Net Cash Provided by Financing Activities	29	24

Net Decrease in Cash and Cash Equivalents	(8,450)	(2,214)
Cash and Cash Equivalents at Beginning of Period	12,439	13,078
Cash and Cash Equivalents at End of Period	$3,989	$10,864

See accompanying notes to unaudited condensed consolidated financial statements

KOLLTAN PHARMACEUTICALS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.  Nature of Business and Basis of Presentation

Kolltan Pharmaceuticals, Inc. (the “Company,” “we,” “our” or “us”) was incorporated under the laws of the State of Delaware in November 2007 and commenced research operations in July 2008. We are a clinical-stage biopharmaceutical company focused on the discovery and development of novel antibody-based drugs targeting receptor tyrosine kinases (“RTKs”) for use in oncology and immunology. We are a leader in understanding the mechanism of action and the biomedical roles of RTKs and their signaling pathways. We are employing a systematic investigation of RTKs and applying our insights with the goal of developing important new medicines with novel mechanisms of action.

These interim unaudited condensed financial statements do not include all the information and footnotes required by U.S. GAAP for annual financial statements and should be read in conjunction with the audited financial statements for the year ended December 31, 2015 which are included in exhibit 99.1 of this Form 8-K/A.  In the opinion of management, the interim financial statements reflect all normal recurring adjustments necessary to fairly state the Company’s financial position and results of operations for the interim periods presented.  The year-end condensed balance sheet data presented for comparative purposes was derived from audited financial statements, but does not include all disclosures required by U.S. GAAP.

The results of operations for the interim periods are not necessarily indicative of the results of operations to be expected for any future interim period or the fiscal year ending December 31, 2016.

On November 29, 2016, we were acquired by Celldex Therapeutics, Inc. (“Celldex”) in accordance with the Agreement and Plan of Merger dated as of November 1, 2016 (the “Merger Agreement”). Under the terms of the Merger Agreement, our investors received, in exchange for their share and debt interests in the Company, an aggregate of 18,257,996 shares of Celldex’s common stock. In addition, following closing, certain officers of ours will receive an aggregate of 437,901 shares of Celldex’s common stock in lieu of cash severance obligations owed to them by Kolltan.  In addition, in the event that certain specified preclinical and clinical development milestones related to Kolltan’s development programs and/or Celldex’s development programs and certain commercial milestones related to Kolltan’s product candidates are achieved, Celldex will be required to pay our stockholders milestone payments of up to $172.5 million, which milestone payments may be made, at Celldex’s sole election, in cash, in shares of Celldex’s common stock or a combination of both, subject to NASDAQ listing requirements and provisions of the Merger Agreement.

On November 28, 2016, prior to the acquisition of the Company by Celldex, the Company borrowed and received $7.0 million from an investor pursuant to a convertible promissory note.  At the closing of the acquisition of the Company by Celldex, that convertible promissory note converted into shares of Celldex common stock.

2.  Summary of Significant Accounting Policies

The significant accounting policies used in preparation of these condensed consolidated financial statements for the nine months ended September 30, 2016 are consistent with those discussed in Note 2 to the financial statements for the year ended December 31, 2015, except for the adoption of new accounting standards during the first nine months of 2016 as discussed below.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) or other standard setting bodies that are adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on the Company’s financial position or results of operations upon adoption.

In June 2016, the FASB issued a new U.S. GAAP accounting standard which changes the impairment model for most financial assets and certain other instruments. Under the new standard, entities holding financial assets and net investment in leases that are not accounted for at fair value through net income to be presented at the net amount expected to be collected. An allowance for credit losses will be a valuation account that will be deducted from the amortized cost basis of the financial asset to present the net carrying value at the amount expected to be collected on the financial asset. The new standard will be effective for the Company on January 1, 2020. The adoption of this standard is not expected to have a material impact on the Company’s financial statements.

In August 2016, the FASB issued a new U.S. GAAP accounting standard which clarifies certain aspects of the statement of cash flows, including the classification of debt prepayment or debt extinguishment costs, settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing, contingent consideration payments made after a business combination, proceeds from the settlement of insurance claims, proceeds from the settlement of corporate-owned life insurance policies, distributions received from equity method investees and beneficial interests in securitization transactions. The new standard also clarifies that an entity should determine each separately identifiable source or use within the cash receipts and cash payments on the basis of the nature of the underlying cash flows. In situations in which cash receipts and payments have aspects of more than one class of cash flows and cannot be separated by source or use, the appropriate classification should depend on the activity that is likely to be the predominant source or use of cash flows for the item. The new standard will be effective for us on January 1, 2018. The Company is currently evaluating the potential impact that this standard may have on the Company’s financial statements.

3.  Fair Value Measurements

The following tables sets forth the Company’s financial assets subject to fair value measurements:

	As of September 30, 2016	Level 1	Level 2	Level 3
	(In thousands)
Money market funds and cash equivalents	$3,886	$—	$3,886	$—
Marketable securities	—	—	—	—
	$3,886	$—	$3,886	$—

	As of December 31, 2015	Level 1	Level 2	Level 3
	(In thousands)
Money market funds and cash equivalents	$12,015	$—	$12,015	$—
Marketable securities	5,249	—	5,249	—
	$17,264	$—	$17,264	$—

Our cash equivalents that were invested in money market funds, corporate debt securities and commercial paper were valued based on Level 2 inputs. In determining the fair value of our marketable securities valued using Level 2 inputs, we primarily rely on quoted prices for identical securities in markets that are not active. There have been no transfers between fair value measurement classifications.

4.  Commitments and Contingencies

The Company’s commitments and contingencies, including its (i) operating leases, (ii) indemnification agreements, and (iii) license and research agreements, are described in exhibit 99.1 of this Form 8-K/A.